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                         CERTIFICATE OF AMENDMENT NO. 2
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AIR-CURE TECHNOLOGIES, INC.


         Air-Cure Technologies, Inc., a Delaware corporation (the
"Corporation"), does hereby certify that:

         1. Article First of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

         "First: The name of the corporation (hereinafter called the "Corporation") is ITEQ, Inc."

         2. The foregoing amendment to the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment No. 2 on February 28, 1997, which shall become effective at 4:00 p.m. eastern standard time on March 7, 1997, in accordance with Section 103(d) of the General Corporation Law of the State of Delaware.


                                         AIR-CURE TECHNOLOGIES, INC.



                                         /s/ LAWRANCE W. MCAFEE
                                         --------------------------------
                                         Lawrance W. McAfee
                                         Executive Vice President and Secretary

ATTEST:



/s/ DAVID CRAYS
----------------------------------
David Crays, Assistant Secretary